EXHIBIT 99

[USWEST LOGO]

                                                     NEWS FLASH


March 15, 2000


                U S WEST, INC. AND U S WEST CAPITAL FUNDING, INC.
                    EXTEND EXCHANGE OFFER FOR $1.150 BILLION
                   OF 6 7/8 PERCENT NOTES DUE AUGUST 15, 2001


DENVER, March 15, 2000 - U S WEST, Inc. and U S WEST Capital Funding, Inc. (the "Companies") have extended to 5 p.m. EST, on March 20, 2000, their offer (the "Exchange Offer") to exchange 6 7/8 percent notes due August 15, 2001 which have been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") ("New Notes") for their outstanding 6 7/8 percent notes due August 15, 2001 ("Old Notes"). The offer had been scheduled to expire at 5 p.m. EST on March 15, 2000. As of March 14, 2000, Old Notes in the approximate aggregate principal amount of $566.7 million have been tendered in the Exchange Offer.

For more  information,  contact  the  Exchange  Agent,  Bank One Trust  Company,
National Association, Global Corporate Trust Services, 1 Bank One Plaza, One North State Street, 9th Floor, Chicago, IL 60602. Attention: Exchanges (telecopy 312-407-8853, telephone 800-524-9472, e-mail bondholder@em.fcnbd.com). Luxembourg holders only may contact the Luxembourg Special Agent, Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955, Luxembourg, Attention:
Corporate Trust  Department  (telecopy 352 47 97 73 951,  telephone 352 47 97 39
35).

Holders of Old Notes who do not tender before 5 p.m. EST on March 20, 2000, will continue to hold unregistered securities and will have no right to compel the Companies to register their Old Notes under the Securities Act.

About U S WEST

U S WEST (NYSE: USW) is a leading broadband and communications service provider, with more than $13 billion in annual revenues. U S WEST leads the industry in deploying next-generation broadband ADSL and VDSL Internet access and data/video services; offers the nation's first and only 'one-number' advanced wireless service that integrates customers' home or business phones with their wireless PCS; and provides multimedia advertising services, including Internet & print directories. The company has nearly 2 million miles of deployed fiber in the U.S., provides local exchange services to more than 25 million customers in 14 states, and provides wireless services to more than 500,000 customers and data services to more than 800,000 customers nationally.

Safe Harbor Statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from expectations include: (i) greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition; (ii) changes in demand for U S WEST's products and services, including optional custom calling features; (iii) higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection); (iv) the loss of significant customers; (v) pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market; (vi) acceleration of the deployment of additional services and/or advanced new services to customers, such as broadband data, wireless (including the purchase of spectrum licenses) and video services, which would require substantial expenditure of financial and other resources; (vii) a change in economic conditions in the various markets served by U S WEST's operations; (viii) higher than anticipated start-up costs associated with new business opportunities; (ix) delays in U S WEST's ability to begin offering interLATA long-distance services; (x) consumer acceptance of broadband services, including telephony, data and wireless services; (xi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and (xii) timing and completion of the recently announced merger with Qwest Communications International, Inc. and the subsequent integration of the businesses of the two companies. These cautionary statements by U S WEST should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by U S WEST. U S WEST cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes", "belief", "expects", "plans", "objectives", "anticipates", "intends", "targets", or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    - # # # -


Further   information:   Larry  Thede,   303-896-3550;   Martha  Daniele  Paine,
303-896-5706; Kent Evans, 303-896-3096.